CERTIFICATE ELIMINATING
REFERENCE TO A SERIES
OF SHARES OF STOCK FROM THE
CERTIFICATE OF INCORPORATION
OF
AURA SYSTEMS, INC.

Pursuant to the provisions of Section 151(g) of the Delaware General Corporation Law, Aura Systems, Inc., a Delaware corporation (the "Corporation") hereby certifies that:

1. The name of the corporation is AURA SYSTEMS, INC.

2. The designation of the series of shares of stock of the Corporation to which this certificate relates is that certain Series B Convertible Preferred Stock of the Corporation which was authorized by the Board of Directors of the Corporation pursuant to that certain Certificate of Designations of Series B Convertible Preferred Stock of the Company dated March 26, 2004, and filed March 26, 2004 with the Delaware Secretary of State ("2004 Series B Designation").

3. The voting powers, designations, preferences, and the relative, participating, optional, or other rights, and the qualifications, limitations, and restrictions of the Series B Convertible Preferred Stock issuable pursuant to the 2004 Series B Designation were provided for by the 2004 Series B Designation.

4. The Board of Directors of the Corporation has adopted the following resolutions:

"RESOLVED, that none of the Series B Convertible Preferred Stock issuable pursuant to the 2004 Series B Preferred Designation is outstanding, and

FURTHER RESOLVED, that none of the Series B Convertible Preferred Stock issuable pursuant to the 2004 Series B Preferred Designation will be issued,

FURTHER RESOLVED, the Board believes that it is in the best interests of the Company to eliminate any reference to the 2004 Series B Designation in the Company's Certificate of Incorporation; and

FURTHER RESOLVED, that the proper officers of the Corporation be and hereby are authorized and directed to file a certificate setting forth this resolution with the Secretary of State of the State of Delaware pursuant to the provisions of Section 151(g) of the Delaware General Corporation Law for the purpose of eliminating from the Certificate of Incorporation of the Corporation all reference to the Series B Convertible Preferred Stock issuable pursuant to the 2004 Series B Designation."

IN WITNESS WHEREOF, the Corporation has caused this Certificate Eliminating Reference to a Series of Shares of Stock from the Certificate of Incorporation of the Corporation to be signed on this ___ day of __________, 2004, by its Chief Executive Officer, Neal F. Meehan, and to be attested by its Corporate Secretary, Ms. Melinda Mason.

AURA SYSTEMS, INC.

By:____________________________________

Neal F. Meehan

Chairman and Chief Executive Officer

ATTESTED:

AURA SYSTEMS, INC.

By:____________________________________

Melinda Mason

Corporate Secretary